UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2014 (August 19, 2014)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 19, 2014, the Compensation Committee of the Board of Directors of JDS Uniphase Corporation (the “Company”) approved the following increases in the target incentive opportunity of several of the Company’s named executive officers (“NEOs”) under the Company’s Variable Pay Plan (the “VPP”), effective June 29, 2014. The increased rate will apply to the awards the NEOs receive under the VPP during fiscal year 2015.

Name	Fiscal Year 2014 TIO	Fiscal Year 2015 TIO
Rex Jackson, Executive Vice President and Chief Financial Officer	75%	80%
David Heard, Executive Vice President and President, Network Enablement and Service Enablement	75%	85%
Alan Lowe, Executive Vice President and President, Communications and Commercial Optical Products	75%	85%
Andrew Pollack, Senior Vice President, General Counsel and Secretary	60%	70%

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Senior Vice President, General Counsel and Secretary

August 25, 2014